UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2016

AMERICAN EXPRESS COMPANY
(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street
New York, New York	10285
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (212) 640-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) At the annual meeting of shareholders of American Express Company (the “Company”) held on May 2, 2016 (the “Annual Meeting”), the shareholders of the Company approved the adoption of the American Express Company 2016 Incentive Compensation Plan (the “2016 Plan”). The 2016 Plan is effective as of May 2, 2016 and replaces for future grants the American Express Company 2007 Incentive Compensation Plan.

The 2016 Plan authorizes the issuance of 17.5 million common shares of the Company, having a par value of $0.20 per share, and permits the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance grants, dividend equivalents and other cash and equity-based awards providing similar benefits to eligible employees, non-employee directors and others individuals performing services for the Company.

For a description of the principal terms of the Company’s 2016 Plan, see “Summary of 2016 Plan” under “Item 4 – Approval of American Express Company 2016 Incentive Compensation Plan” in the Company’s Proxy Statement dated March 21, 2016 for the Annual Meeting, which description is incorporated herein by reference.  A copy of the 2016 Plan is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders

(a) As noted above, the Company’s Annual Meeting was held on May 2, 2016. A quorum was present at the meeting as required by the Company’s By-laws. The matters that were voted upon at the meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes, as to each such matter, where applicable, are set forth below.

Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present but were not counted as votes cast on any matter other than item 4 below, where pursuant to New York Stock Exchange rules for shareholder approval of equity compensation plans, abstentions were counted as votes cast against the matter. For items 2-8, the percentages for and against each matter show all of the votes cast.

(b)

1.            Election of Directors.

	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
Charlene Barshefsky	739,367,699	16,307,506	859,632	88,717,172
Ursula Burns	718,297,029	37,374,567	863,241	88,717,172
Kenneth Chenault	703,673,883	49,725,413	3,135,541	88,717,172
Peter Chernin	727,433,321	27,595,880	1,505,636	88,717,172
Ralph de la Vega	746,779,617	8,809,828	945,392	88,717,172
Anne Lauvergeon	738,203,890	16,555,653	1,775,294	88,717,172
Michael Leavitt	746,153,585	8,624,206	1,757,046	88,717,172
Theodore Leonsis	746,504,711	9,141,387	888,739	88,717,172
Richard Levin	746,902,667	8,690,359	941,811	88,717,172
Samuel Palmisano	731,790,698	23,306,304	1,437,835	88,717,172
Daniel Vasella	746,494,947	8,541,445	1,498,445	88,717,172
Robert Walter	720,283,176	34,680,734	1,570,927	88,717,172
Ronald Williams	728,554,441	27,106,157	874,239	88,717,172

All 13 of the Company’s nominees for director received over a majority of votes cast.

2.            Votes regarding ratification of appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016 were as follows:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	% FOR	% AGAINST	BROKER NON-VOTES
833,209,583	11,071,143	971,283	98.69%	1.31%	-0-

3.            Votes regarding an advisory (non-binding) vote approving executive compensation were as follows:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	% FOR	% AGAINST	BROKER NON-VOTES
618,166,323	135,873,255	2,495,259	81.98%	18.02%	88,717,172

4.            Votes on the approval of the 2016 Plan were as follows:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	% FOR	% AGAINST	BROKER NON-VOTES
716,661,281	38,276,610	1,596,946	94.73%	5.06%	88,717,172

5.            Votes on a shareholder proposal seeking annual disclosure of EEO-1 data were as follows:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	% FOR	% AGAINST	BROKER NON-VOTES
179,246,506	558,268,585	19,019,746	24.30%	75.70%	88,717,172

6.	Votes on a shareholder proposal seeking a report on privacy, data security and government requests were as follows:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	% FOR	% AGAINST	BROKER NON-VOTES
161,880,856	574,835,976	19,818,005	21.97%	78.03%	88,717,172

7.            Votes on a shareholder proposal seeking action by written consent were as follows:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	% FOR	% AGAINST	BROKER NON-VOTES
296,658,672	457,812,537	2,063,628	39.32%	60.68%	88,717,172

8.            Votes on a shareholder proposal relating to independent board chairman were as follows:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	% FOR	% AGAINST	BROKER NON-VOTES
271,840,999	463,098,157	21,595,681	36.99%	63.01%	88,717,172

Item 9.01    Financial Statements and Exhibits

(d)            Exhibits

10.1	American Express Company 2016 Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY
(REGISTRANT)

By:	/s/ Carol V. Schwartz
Name: Carol V. Schwartz
Title: Secretary

Date:  May 2,  2016

EXHIBIT INDEX
Exhibit	Description
10.1	American Express Company 2016 Incentive Compensation Plan.